Exhibit 99.1

WASTE CONNECTIONS REPORTS THIRD QUARTER 2012 RESULTS

•	Revenue of $425.7 million, up 5.4%, and adjusted net income* of $49.3 million, up 4.8%

•	GAAP and adjusted EPS* of $0.40

•	YTD net cash provided by operating activities of $326.7 million

•	YTD adjusted free cash flow* of $223.9 million, or 18.5% of revenue

•	R360 acquisition on track to close during Q4

THE WOODLANDS, TX, October 22, 2012—Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter of 2012. Revenue totaled $425.7 million, a 5.4% increase over revenue of $404.0 million in the year ago period. Operating income was $89.1 million compared to $89.3 million in the third quarter of 2011. Operating income in the current year period included approximately $3.5 million ($2.2 million net of taxes) associated with costs incurred in connection with the relocation of our corporate headquarters from California to Texas, acquisition-related transaction costs and loss on disposal of assets, which were offset by an approximate $3.5 million ($2.2 million net of taxes) gain from litigation settlement. Net income attributable to Waste Connections in the quarter was $49.4 million, or $0.40 per share on a diluted basis of 123.7 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $46.3 million, or $0.41 per share on a diluted basis of 113.2 million shares.

Adjusted net income attributable to Waste Connections in the quarter was $49.3 million*, or $0.40 per share*, adjusting for the items noted above. Adjusted net income attributable to Waste Connections in the prior year period was $47.1 million*, or $0.42 per share*, adjusting primarily for a loss on disposal of assets.

“We once again are extremely pleased with our performance for the quarter as revenue, margins and free cash flow exceeded the upper end of our expectations – notable achievements in light of declining recycled commodity values realized during the period. Throughout the year, we have cautioned investors about the tepid macro environment, the headwinds of lower recycled commodity prices and tough disposal comps. We believe the strength of our operating performance continues to demonstrate the resiliency of our differentiated strategy,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Although the direction of the economy remains uncertain, we are encouraged both by recent improvements in construction data and increases since early October in recycled commodity prices.”

Mr. Mittelstaedt added, “We also are especially encouraged by our prospects for 2013 given the expected highly accretive rollover contribution from acquisitions already completed or announced this year. The Alaska Waste and SKB acquisitions completed earlier this year are exceeding our initial expectations. And as announced in September, we entered into an agreement to acquire the business of R360 Environmental Solutions, Inc. for approximately $1.3 billion in cash. R360 is a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the oil-rich Permian,

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Bakken and Eagle Ford Basins. Its growth is being fueled by increased drilling activity in unconventional basins, increased environmental regulatory scrutiny, and the strategic positioning of its assets across several basins. The R360 transaction, which remains subject to certain closing conditions including receipt of regulatory approvals, remains on track to close during the fourth quarter of 2012.”

For the nine months ended September 30, 2012, revenue was $1.2 billion, a 7.7% increase over revenue of $1.1 billion in the year ago period. Operating income was $235.9 million compared to $242.7 million for the same period in 2011. Operating income in the current year period included approximately $10.9 million ($7.8 million net of taxes) of costs incurred in connection with the relocation of our corporate headquarters from California to Texas, acquisition-related transaction costs, a one-time equity compensation expense related to awards made at the time of the modification of our named executive officers’ employment contracts, and loss on disposal of assets, partially offset by a gain from litigation settlement. Operating income in the prior year period included approximately $2.0 million of expenses ($1.5 million net of taxes) associated with acquisition-related transaction costs and loss on disposal of assets.

Net income attributable to Waste Connections for the nine months ended September 30, 2012, was $123.1 million, or $1.02 per share on a diluted basis of 121.2 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $127.3 million, or $1.12 per share on a diluted basis of 114.0 million shares. Adjusted net income attributable to Waste Connections for the nine months ended September 30, 2012, was $130.9 million*, or $1.08 per share*, compared to $128.8 million*, or $1.13 per share*, in the year ago period.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. The Company serves more than two million residential, commercial and industrial customers from a network of operations in 30 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 23rd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: expected operating performance; expected roll-off activity and recycled commodity prices; expected contribution from recently completed and announced acquisitions; the anticipated closing date for announced acquisitions and the Company’s ability to finance such activity; and the impact of the relocation of the Company’s corporate headquarters from Folsom, California to The Woodlands, Texas. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (4) we may be unable to compete effectively with larger and better capitalized companies, companies with lower return expectations, and governmental service providers; (5) we may lose contracts through competitive bidding, early termination or governmental action; (6) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (7) economic downturns adversely affect operating results; (8) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (9) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (10) increases in the price of fuel may adversely affect our business and reduce our operating margins; (11) increases in labor and disposal and related transportation costs could impact our financial results; (12) efforts by labor unions could divert management attention and adversely affect operating results; (13) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (14) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; and (27) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:	Mary Anne Whitney / (832) 442-2253 maryannew@wasteconnections.com
Worthing Jackman / (832) 442-2266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2012

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Revenues	$403,962	$425,654	$1,125,614	$1,212,815
Operating expenses:
Cost of operations	228,561	243,243	637,499	698,351
Selling, general and administrative	41,047	47,977	121,054	143,899
Depreciation	38,868	42,313	108,843	119,331
Amortization of intangibles	5,138	6,267	14,788	18,115
Loss on disposal of assets	1,034	244	742	715
Gain from litigation settlement	—	(3,537)	—	(3,537)

Operating income	89,314	89,147	242,688	235,941
Interest expense	(12,029)	(11,949)	(31,948)	(36,063)
Interest income	132	333	408	630
Other income (expense), net	(899)	492	(750)	1,033

Income before income tax provision	76,518	78,023	210,398	201,541
Income tax provision	(29,934)	(28,403)	(82,415)	(77,967)

Net income	46,584	49,620	127,983	123,574
Less: net income attributable to noncontrolling interests	(255)	(235)	(702)	(470)

Net income attributable to Waste Connections	$46,329	$49,385	$127,281	$123,104

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.41	$0.40	$1.13	$1.02

Diluted	$0.41	$0.40	$1.12	$1.02

Shares used in the per share calculations:
Basic	112,327,410	123,031,259	113,130,314	120,571,106

Diluted	113,192,884	123,665,589	113,979,165	121,198,901

Cash dividends per common share	$0.075	$0.09	$0.225	$0.27

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	December 31,	September 30,
	2011	2012
ASSETS
Current assets:
Cash and equivalents	$12,643	$103,532
Accounts receivable, net of allowance for doubtful accounts of $6,617 and $6,577 at December 31, 2011 and September 30, 2012, respectively	176,277	196,617
Deferred income taxes	20,630	29,125
Prepaid expenses and other current assets	39,708	33,487

Total current assets	249,258	362,761
Property and equipment, net	1,450,469	1,561,415
Goodwill	1,116,888	1,183,363
Intangible assets, net	449,581	496,341
Restricted assets	30,544	32,982
Other assets, net	31,265	36,965

	$3,328,005	$3,673,827

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$95,097	$105,883
Book overdraft	12,169	8,786
Accrued liabilities	97,020	119,579
Deferred revenue	64,694	68,694
Current portion of contingent consideration	8,923	25,958
Current portion of long-term debt and notes payable	5,899	4,128

Total current liabilities	283,802	333,028
Long-term debt and notes payable	1,172,758	976,446
Long-term portion of contingent consideration	22,573	23,995
Other long-term liabilities	52,051	66,045
Deferred income taxes	397,134	422,487

Total liabilities	1,928,318	1,822,001
Commitments and contingencies
Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 250,000,000 shares authorized; 110,907,782 and 122,783,945 shares issued and outstanding at December 31, 2011 and September 30, 2012, respectively	1,109	1,228
Additional paid-in capital	408,721	772,043
Retained earnings	988,560	1,079,482
Accumulated other comprehensive loss	(3,480)	(6,080)

Total Waste Connections’ equity	1,394,910	1,846,673
Noncontrolling interest in subsidiaries	4,777	5,153

Total equity	1,399,687	1,851,826

	$3,328,005	$3,673,827

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2012

(Unaudited)

(Dollars in thousands)

	Nine months ended
	September 30,
	2011	2012
Cash flows from operating activities:
Net income	$127,983	$123,574
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets	742	715
Depreciation	108,843	119,331
Amortization of intangibles	14,788	18,115
Deferred income taxes, net of acquisitions	36,960	18,451
Amortization of debt issuance costs	1,005	1,247
Equity-based compensation	8,906	14,036
Interest income on restricted assets	(355)	(491)
Interest accretion	1,977	2,797
Excess tax benefit associated with equity-based compensation	(4,500)	(3,415)
Net change in operating assets and liabilities, net of acquisitions	1,375	32,379

Net cash provided by operating activities	297,724	326,739

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(247,862)	(223,256)
Capital expenditures for property and equipment	(84,051)	(110,995)
Proceeds from disposal of assets	3,238	2,107
Decrease in restricted assets, net of interest income	2,241	4,779
Other	(1,706)	(6,287)

Net cash used in investing activities	(328,140)	(333,652)

Cash flows from financing activities:
Proceeds from long-term debt	515,500	334,000
Principal payments on notes payable and long-term debt	(343,726)	(545,069)
Payment of contingent consideration	(100)	(4,099)
Change in book overdraft	(937)	(3,383)
Proceeds from option and warrant exercises	4,956	1,042
Excess tax benefit associated with equity-based compensation	4,500	3,415
Payments for repurchase of common stock	(85,068)	(18,597)
Payments for cash dividends	(25,497)	(32,182)
Tax withholdings related to net share settlements of restricted stock units	(5,436)	(6,039)
Distributions to noncontrolling interests	(675)	(94)
Proceeds from common stock offering, net	—	369,584
Debt issuance costs	(6,414)	(776)

Net cash provided by financing activities	57,103	97,802

Net increase in cash and equivalents	26,687	90,889
Cash and equivalents at beginning of period	9,873	12,643

Cash and equivalents at end of period	$36,560	$103,532

ADDITIONAL STATISTICS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012

(Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three months ended September 30, 2012
Core Price	2.9%
Surcharges	0.0%
Volume	(3.4%)
Intermodal, Recycling and Other	(2.2%)

Total	(2.7%)

Revenue Breakdown:

	Three months ended September 30, 2012		Nine months ended September 30, 2012
Collection	$304,166	62.8%	$880,920	63.5%
Disposal and Transfer	148,117	30.5%	406,034	29.3%
Intermodal, Recycling and Other	32,316	6.7%	100,041	7.2%

Total before inter-company elimination	484,599	100.0%	1,386,995	100.0%
Inter-company elimination	(58,945)		(174,180)

Reported Revenue	$425,654		$1,212,815

Days Sales Outstanding for the three months ended September 30, 2012: 42 (28 net of deferred revenue)

Internalization for the three months ended September 30, 2012: 55%

Other Cash Flow Items:

	Three months ended September 30, 2012	Nine months ended September 30, 2012
Cash Interest Paid	$3,593	$26,731
Cash Taxes Paid	$28,448	$42,149

Debt to Book Capitalization as of September 30, 2012: 35%

Share Information for the three months ended September 30, 2012:

Basic shares outstanding	123,031,259
Dilutive effect of options and warrants	303,293
Dilutive effect of restricted stock units	331,037

Diluted shares outstanding	123,665,589

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted Operating Income before Depreciation and Amortization:

Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three months ended September 30, 2011	Three months ended September 30, 2012
Operating income	$89,314	$89,147
Plus: Depreciation and amortization	44,006	48,580
Plus: Closure and post-closure accretion	484	645
Plus: Loss on disposal of assets	1,034	244
Adjustments:
Plus: Acquisition-related transaction costs (a)	183	1,451
Plus: Corporate relocation expenses (b)	—	1,774
Less: Gain from litigation settlement (d)	—	(3,537)

Adjusted operating income before depreciation and amortization	$135,021	$138,304

As % of revenues	33.4%	32.5%

	Nine months ended September 30, 2011	Nine months ended September 30, 2012
Operating income	$242,688	$235,941
Plus: Depreciation and amortization	123,631	137,446
Plus: Closure and post-closure accretion	1,451	1,870
Plus: Loss on disposal of assets	742	715
Adjustments:
Plus: Acquisition-related transaction costs (a)	1,278	3,610
Plus: Corporate relocation expenses (b)	—	6,491
Plus: NEO one-time equity grants (c)	—	3,585
Less: Gain from litigation settlement (d)	—	(3,537)

Adjusted operating income before depreciation and amortization	$369,790	$386,121

As % of revenues	32.9%	31.8%

(a)	Reflects the addback of acquisition-related costs.
(b)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(c)	Reflects the addback of one-time equity compensation expense incurred at the time the Company’s NEOs’ employment contracts were modified.
(d)	Reflects the elimination of a non-recurring gain from an arbitration award.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Reported net income attributable to Waste Connections	$46,329	$49,385	$127,281	$123,104
Adjustments:
Acquisition-related transaction costs, net of taxes (a)	114	900	1,037	2,238
Loss on disposal of assets, net of taxes (b)	641	151	460	443
Corporate relocation expenses, net of taxes (c)	—	1,100	—	4,024
NEO one-time equity grants, net of taxes (d)	—	—	—	3,315
Litigation settlement, net of taxes (e)	—	(2,193)	—	(2,193)

Adjusted net income attributable to Waste Connections	$47,084	$49,343	$128,778	$130,931

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.41	$0.40	$1.12	$1.02

Adjusted net income	$0.42	$0.40	$1.13	$1.08

(a)	Reflects the elimination of acquisition-related costs.
(b)	Reflects the elimination of a loss on disposal of assets.
(c)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(d)	Reflects the addback of one-time equity compensation expense incurred at the time our NEOs’ employment contracts were modified.
(e)	Reflects the elimination of a non-recurring gain from an arbitration award.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted free cash flow differently.

	Three months ended September 30, 2011	Three months ended September 30, 2012
Net cash provided by operating activities	$107,748	$121,799
Plus/less: Change in book overdraft	981	(3,519)
Plus: Proceeds from disposal of assets	1,375	610
Plus: Excess tax benefit associated with equity-based compensation	1,671	132
Less: Capital expenditures for property and equipment	(37,489)	(43,550)
Less: Distributions to noncontrolling interests	—	—
Adjustment:

Corporate office relocation, net of taxes (a)	—	(75)

Adjusted free cash flow	$74,286	$75,397

As % of revenues	18.4%	17.7%

	Nine months ended September 30, 2011	Nine months ended September 30, 2012
Net cash provided by operating activities	$297,724	$326,739
Less: Change in book overdraft	(937)	(3,383)
Plus: Proceeds from disposal of assets	3,238	2,107
Plus: Excess tax benefit associated with equity-based compensation	4,500	3,415
Less: Capital expenditures for property and equipment	(84,051)	(110,995)
Less: Distributions to noncontrolling interests	(675)	(94)
Adjustment:

Corporate office relocation, net of taxes (a)	—	6,149

Adjusted free cash flow	$219,799	$223,938

As % of revenues	19.5%	18.5%

(a)	Reflects the addback of third party expenses and reimbursable advances to employees associated with the relocation of our corporate headquarters from California to Texas.